Exhibit 5.2

May 31, 2024

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to GEO Reentry of Alaska, Inc., an Alaska corporation (the “Company”), in connection with a Registration Statement on Form S-4 (the “Registration Statement”) filed by The GEO Group, Inc. (“Parent”), the Company, and certain other subsidiaries of the Parent with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) Parent’s offer to exchange (A) up to $650,000,000 aggregate principal amount of Parent’s 8.625% Senior Secured Notes Due 2029, which have been registered under the Securities Act (the “Secured Exchange Notes”), for up to $650,000,000 aggregate principal amount of Parent’s issued and outstanding 8.625% Senior Secured Notes Due 2029, issued in a private placement on April 18, 2024, which have not been registered under the Securities Act (the “Secured Original Notes”), and (B) up to $625,000,000 aggregate principal amount of Parent’s 10.250% Senior Notes Due 2031, which have been registered under the Securities Act (the “Unsecured Exchange Notes,” and together with the Secured Exchange Notes, collectively, the “Exchange Notes”), for up to $625,000,000 aggregate principal amount of Parent’s issued and outstanding 10.250% Senior Notes Due 2031, issued in a private placement on April 18, 2024, which have not been registered under the Securities Act (the “Unsecured Original Notes,” and together with the Secured Original Notes, collectively, the “Original Notes”), and (ii) the full and unconditional guarantees as to the payment of principal and interest on (A) the Secured Exchange Notes (the “Secured Exchange Note Guarantees”), and (B) the Unsecured Exchange Notes (the “Unsecured Exchange Note Guarantees,” and together with the Secured Exchange Note Guarantees, collectively, the “Exchange Note Guarantees”), by the Company and each of the other entities listed in the Registration Statement as subsidiary guarantors (collectively, the “Subsidiary Guarantors”). The Secured Original Notes were, and the Secured Exchange Notes will be, issued pursuant to an indenture, dated as of April 18, 2024 (the “Secured Notes Indenture”), among Parent, the Subsidiary Guarantors and Ankura Trust Company, LLC (“Trustee”), as trustee and collateral agent. The Unsecured Original Notes were, and the Unsecured Exchange Notes will be, issued pursuant to an indenture, dated as of April 18, 2024 (the “Unsecured Notes Indenture,” and together with the Secured Notes Indenture, collectively, the “Indentures”), among Parent, the Subsidiary Guarantors and Trustee.

We have reviewed such questions of law and have examined such documents as we have considered necessary or appropriate for the purposes of our opinions set forth below, including without limitation, a Certificate of Compliance for the Company from the State of Alaska Department of Commerce, Community, and Economic Development, issued as of May 30, 2024 (the “Good Standing Certificate”). In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute,

The GEO Group, Inc.

May 31, 2024

deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

1.	Based solely on the Good Standing Certificate, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alaska.

2.	The Company has the corporate power to execute, deliver and perform the Indentures to which it is a party.

3.

The Company has taken all requisite corporate action to authorize the execution, delivery, and performance of the Indentures to which it is a party, and has duly executed and delivered each of the Indentures to which it is a party.

Our opinions set forth above are subject to the following qualifications and exceptions:

(a)

Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or voidable transaction law, statutes of limitation, or similar laws and judicial decisions affecting or relating to creditors’ rights generally.

(b)

Our opinions set forth above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(c)

Our opinions set forth above are subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

(d)

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of Alaska, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

The GEO Group, Inc.

May 31, 2024

(e)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

(f)	Our opinions set forth above are subject to the defenses available to a guarantor under applicable law.

Our opinions expressed above are limited to the laws of the State of Alaska and the Alaska Corporations Code.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

MRM/MS